SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                   May 8, 1998
                Date of Report (Date of earliest event reported)


                      CENTIGRAM COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                       0-19558                    94-2418021
------------------------       ------------------------      -------------------
(State of incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)


                              91 EAST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
          (Address of principal executive offices, including zip code)

                                 (408) 944-0250
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

         Transfer of CPE Business.

         Pursuant to an Agreement for Purchase and Sale of Assets dated April 15, 1998 (the "Purchase Agreement") among Centigram Communications Corporation, a Delaware corporation ("Centigram"), Mitel, Inc., a Delaware corporation ("Mitel, Inc."), and Mitel Corp., a Canadian corporation ("Mitel Corp.") (Mitel, Inc. and Mitel Corp. are referred to herein collectively as "Buyer"), on May 8, 1998 (the "Closing"), Centigram licensed or sold certain assets to Buyer and Buyer assumed certain liabilities from Centigram related to Centigram's customer premises equipment voicemail and unified messaging ("CPE") business for a purchase price of $26,848,685 in cash (the "Purchase Price").

         The  assets  sold  include  certain  inventory,   accounts  receivable,
business materials and equipment related to the CPE business, as well as licenses to, among other things, use, copy, modify, sell and sublicense certain of the Company's technology related to the CPE business and to use trademarks related to the CPE business. The Purchase Price was determined as a result of arms'-length negotiations between the parties.

         Mitel Corporation was a distributor of Centigram's CPE products prior to the transaction.

Item 7. Financial Statements and Exhibits.

         (a)      Financial Statements of  Businesses Acquired.

                  Not required.

         (b)      Pro Forma Financial Information.

                  The pro forma financial information is unavailable as of the date of this filing. Such information will be filed on or before July 22, 1998.

         (c)      Exhibits.

                  The following exhibits are filed herewith:


                  2.1 Agreement for Purchase and Sale of Assets dated as of April 15, 1998 by and among Centigram Communications Corporation, Mitel, Inc., and Mitel Corp.*

---------------------------

*     Certain  exhibits to, and  schedules  delivered in  connection  with,  the
      Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Centigram agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.

                                    SIGNATURE

         Pursuant to requirements of the Securities Exchange Act of 1934, Centigram Communications Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CENTIGRAM COMMUNICATIONS
                                           CORPORATION



Dated:  May 19, 1998               By:   /s/ Tom Brunton
                                         ---------------------------------------
                                         Tom Brunton, Vice President and Chief
                                         Financial Officer